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                                                                     Exhibit 1.1

                                                                  EXECUTION COPY

                                 STEELCASE INC.

                                  $250,000,000

                          6.375% Senior Notes Due 2006

                               Purchase Agreement

                                                              New York, New York
                                                               November 19, 2001

Goldman, Sachs & Co.
Salomon Smith Barney Inc.
Banc of America Securities LLC
Banc One Capital Markets, Inc.
BNP Paribas Securities Corp.
As Representatives of the Initial Purchasers
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

               Steelcase Inc., a corporation organized under the laws of Michigan (the "Company"), proposes to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers"), for whom you (the "Representatives") are acting as representatives, $250,000,000 principal amount of its 6.375% Senior Notes Due 2006 (the "Securities"). The Securities are to be issued under an indenture (the "Indenture"), to be dated on or about November 27, 2001, between the Company and Bank One Trust Company, N.A., as trustee (the "Trustee"). The Securities have the benefit of a Registration Rights Agreement (the "Registration Rights Agreement"), dated November 19, 2001, between the Company and the Initial Purchasers, pursuant to which the Company has agreed to use its reasonable best efforts to exchange the Securities for registered securities, or to register the Securities, under the Act subject to the terms and conditions therein specified. To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.

               The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

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               In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated November 13, 2001 (as amended or supplemented at the Execution Time, including any information incorporated by reference therein, the "Preliminary Memorandum"), and a final offering memorandum, dated the date hereof (as amended or supplemented at the Execution Time, including any information incorporated by reference therein, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers in accordance with Section 4. Unless stated to the contrary, references herein to the Final Memorandum at the Execution Time are not meant to include any information incorporated by reference therein subsequent to the Execution Time, and any references herein to the terms "amend," "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time which is incorporated by reference therein.

               1.   Representations and Warranties. The Company represents and
                    ------------------------------
warrants to each Initial Purchaser as set forth below in this Section 1.

               (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date (as defined in Section 3 hereof), the Final Memorandum did not, and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.

               (b) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

               (c) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States; provided that no representation or warranty is
                                --------
          made with respect to the Initial Purchasers and their Affiliates.

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               (d)  The Securities satisfy the eligibility requirements of Rule
          144A(d)(3) under the Act.

               (e) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirements of Regulation S; provided that no representation or warranty is made with respect to
          --------
          the Initial Purchasers and their Affiliates. Terms used in this paragraph have the meanings given to them by Regulation S.

               (f) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, an "investment company" within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company's securities.

               (g) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

               (h) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities (except as contemplated by this Agreement).

               (i) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (j) On the Closing Date, the Indenture, the Securities and the Registration Rights Agreement will conform in all material respects to the description thereof contained in the Final Memorandum.

               (k) Each of the Company and each subsidiary of the Company that is a "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X under the Act) ("Significant Subsidiary") has been duly incorporated or organized and is validly existing as a corporation or organization in good standing (except in those jurisdictions where the concept of good standing is not recognized) under the laws of the jurisdiction in which it is chartered or organized with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum; and each of the Company and each Significant Subsidiary is duly qualified to do business as a foreign corporation or organization and is in good standing (except in those jurisdictions where the concept of good standing is not recognized) under the laws of each jurisdiction which requires such qualification, except where the failure to qualify or to be in good standing could not reasonably be expected to have a

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          material adverse effect (actual or anticipated) on the condition
          (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole. The subsidiaries listed on Exhibit B attached hereto are the only Significant Subsidiaries of the Company.

               (l) All the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and all shares of capital stock of such subsidiaries that are owned by the Company either directly or through wholly owned subsidiaries are owned free and clear of any security interests, claims, liens or encumbrances, except for such security interests, claims, liens or encumbrances that are immaterial to the Company and its subsidiaries, taken as a whole.

               (m) The Company's equity capitalization is as set forth in the Final Memorandum, except for exercises of stock options or conversions of Class B Common Stock to Class A Common Stock since the quarterly report on Form 10-Q dated August 24, 2001.

               (n) The statements in the Final Memorandum under the headings "Certain United States Federal Income Tax Considerations," insofar as it purports to describe the material United States federal income tax consequences of an investment in the Securities, "Description of Notes," "Exchange Offer and Registration Rights," "Environmental Matters" and "Legal Proceedings" fairly summarize in all material respects the matters therein described.

               (o) This Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement (including, without limitation, all laws relating to fraudulent transfer), to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law) and except to the extent that rights to indemnification and contribution may be limited by applicable law; the Securities have been duly authorized, and, when duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, and assuming due authorization, execution and delivery of the Indenture by the Trustee, will have been duly executed and delivered by the Company and will constitute the valid and binding obligations of the Company entitled to the benefits of the Indenture, subject, as to enforcement (including, without limitation, all laws relating to fraudulent transfer), to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law) and except to the extent that rights to indemnification and contribution may be

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          limited by applicable law; and the Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement (including, without limitation, all laws relating to fraudulent transfer), to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law) and except to the extent that rights to indemnification and contribution may be limited by applicable law.

               (p) Subject to compliance by the Initial Purchasers with the representations, warranties and agreements set forth in Section 4, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture or the Registration Rights Agreement, except such as will be obtained under the Act, the Exchange Act and the Trust Indenture Act and such as may be required under the securities or blue sky laws of any jurisdiction and the securities laws of any jurisdiction outside the United States in which the Securities may be offered in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum and the Registration Rights Agreement.

               (q) The execution and delivery of the Indenture, this Agreement and the Registration Rights Agreement, the issue and sale of the Securities, the consummation of any other of the transactions herein or therein contemplated, and the fulfillment of the terms hereof or thereof will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its Significant Subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or bound or to which any of their respective properties is subject, except for such conflicts, breaches, violations or impositions which could not reasonably be expected to have a material adverse effect (actual or anticipated) on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its subsidiaries or any of their respective properties, except for such conflicts, breaches, violations or impositions which could not reasonably be expected to have a material adverse effect (actual or anticipated) on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole.

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               (r)  The consolidated historical financial statements and
          schedules of the Company and its consolidated subsidiaries incorporated by reference in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption "Selected Financial Data" in the Final Memorandum present fairly in all material respects, on the basis stated in the Final Memorandum, the information included therein.

               (s) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or thereby; or (ii) could reasonably be expected to have a material adverse effect (actual or anticipated) on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

               (t) The Company and each of its subsidiaries own or lease all such properties as are necessary to the conduct of their respective operations as presently conducted.

               (u) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which it is a party or bound or to which its property is subject, except for such violations or defaults which could not reasonably be expected to have a material adverse effect (actual or anticipated) on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except for such violations or defaults which could not reasonably be expected to have a material adverse effect (actual or anticipated) on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole.

               (v) BDO Seidman, LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, are independent

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     public accountants with respect to the Company within the meaning of the
     Act and the applicable published rules and regulations thereunder.

          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

          2. Purchase and Sale. Subject to the terms and conditions and in
             -----------------
reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.88% of the principal amount thereof, plus accrued interest, if any, from November 27, 2001 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser's name on Schedule I hereto.

          3. Delivery and Payment. Delivery of and payment for the Securities
             --------------------
shall be made at 10:00 A.M., New York City time, on November 27, 2001, or at such time on such later date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

          4. Offering by Initial Purchasers. Each Initial Purchaser, severally
             ------------------------------
and not jointly, represents and warrants to and agrees with the Company that:

          (a) It is either (i) a "qualified institutional buyer" as defined in Rule 144A or (ii) an "accredited investor" as defined in Rule 501(a) under the Act.

          (b) It has not solicited offers for, offered or sold, and will not solicit offers for, offer or sell, any Securities except (i) to those persons it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A; or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

          (c) Neither it nor any person acting on its behalf has solicited or will solicit offers for, or has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

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          5.  Agreements. The Company agrees with each Initial Purchaser that:
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          (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as you may reasonably request.

          (b) The Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives; provided, however, that, prior to the completion of the
                      --------  -------
     distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), the Company will not file any document under the Exchange Act that is incorporated by reference in the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representatives a copy of such document for their review and the Company has not been unreasonable in failing to incorporate any comments made by the Representatives. During the period referred to in clause (c) below, the Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Final Memorandum shall have been filed with the Commission.

          (c) If at any time prior to the earlier of (i) nine months from the date of the Final Memorandum and (ii) the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company promptly (i) will notify the Representatives of any such event;
     (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as you may reasonably request.

          (d) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or subject it to taxation, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by

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     the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (e) The Company will not, and will not permit any of its Affiliates to, resell any Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

          (f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

          (g) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States; provided that the Company makes no agreement with respect to the actions of the Initial Purchasers and their Affiliates.

          (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with
     Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

          (i) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirements of Regulation S; provided that the Company makes no agreement with respect to the actions of the Initial Purchasers and their Affiliates. Terms used in this paragraph have the meanings given to them by Regulation S.

          (j) The Company will cooperate with the Representatives and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (k) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or

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     manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (l) The Company agrees to pay the costs and expenses relating to the following matters: (i) the fees and expenses of the Trustee; (ii) the preparation, printing or reproduction and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and Final Memorandum and each amendment or supplement to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and of preparing, printing and distributing any blue sky memorandum (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vi) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (vii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (viii) all other costs and expenses incident to the performance by the Company of its obligations hereunder and under the Indenture and the Registration Rights Agreement.

          It is understood, however, that, except as provided in this Section 5 and Sections 7 and 8, the Initial Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on the resale of any of the Securities by them, and any advertising expenses connection with any offers they may make.

          6.  Conditions to the Obligations of the Initial Purchasers. The
              -------------------------------------------------------
obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Company shall have requested and caused Sheila Dayton, Vice President, General Counsel and Assistant Secretary for the Company, to furnish to the Representatives her opinion, dated the Closing Date and addressed to the Initial Purchasers, substantially in the form of Exhibit C hereto, subject to customary assumptions and qualifications reasonably satisfactory to the Representatives.

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          (b) The Representatives shall have received an opinion, dated the
     Closing Date and addressed to the Initial Purchasers, of Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel for the Company, substantially in the form of Exhibit D hereto, subject to customary assumptions and qualifications reasonably satisfactory to the Representatives.

          In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the jurisdiction of incorporation of the Company, the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Memorandum in this Section 6(a) include any amendment or supplement thereto at the Closing Date.

          (c) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing
     Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have examined the Final Memorandum, any amendment or supplement to the Final Memorandum, this Agreement and the Registration Rights Agreement and that:

              (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

              (ii) since August 24, 2001, there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

          (e) At the Execution Time and at the Closing Date, the Company shall have requested and caused BDO Seidman, LLP to furnish to the Representatives

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

     letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder, that they have performed a review of the unaudited interim financial information of the Company for the 6-month period ended August 24, 2001 and as at August 24, 2001, and stating in effect that:

              (i) in their opinion the audited financial statements included or incorporated in the Final Memorandum and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related rules and regulations adopted by the Commission thereunder that would apply to the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 under the Act;

              (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with the standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the 6-month period ended August 24, 2001, and as at August 24, 2001; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and compensation and audit, finance, and executive committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to February 23, 2001, nothing came to their attention which caused them to believe that:

                   (1) any unaudited financial statements included or
              incorporated in the Final Memorandum do not comply in form in all material respects with applicable accounting requirements and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Final Memorandum;

                   (2) with respect to the period subsequent to August 24, 2001, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the shareholders' equity of the Company as compared with the amounts shown on the August 24, 2001 consolidated balance sheet included or incorporated in the Final Memorandum, or for the period from August 25, 2001 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in revenues, operating income, net income or in earnings per share of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

                     (3) any accounting, financial or statistical information
               included in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information),
               Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the disclosure requirements of Regulation S-K.

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth or incorporated by reference in the Final Memorandum, including the information set forth under the captions "Summary," "Use of Proceeds," "Capitalization," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" set forth or incorporated by reference in the Final Memorandum, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

          References to the Final Memorandum in this Section 6(e) include any amendment or supplement thereto at the date of the applicable letter.

          (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

          (g) The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

          (h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating (including notice of an adverse change in the outlook for such rating) or of a possible change in any such rating that does not indicate the direction of the possible change.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at Cravath, Swaine & Moore, 825 Eighth Avenue, New York, NY 10019, on the Closing Date.

          7. Reimbursement of Expenses. If the sale of the Securities provided
             -------------------------
for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Salomon Smith Barney Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

          8. Indemnification and Contribution. (a) The Company agrees to
             ---------------------------------
indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum (or in any supplement or amendment thereto), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchasers through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, employees and agents and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding the delivery of the Securities and, under the heading "Plan of Distribution," (i) the list of Initial Purchasers and their respective participation in the sale of the Securities; (ii) the sentences related to concessions and reallowances; and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Memorandum and the Final Memorandum, constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party
     (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the
     --------  -------
     indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (8) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any losses, claims, damages or liabilities referred to therein, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall
                                     --------  -------
     any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (net of purchase discounts and commissions but before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover of the Final Memorandum. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9. Default by an Initial Purchaser. If any one or more Initial
             -------------------------------
Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names on Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided,
                                                               --------
however, that in the event that the aggregate principal amount of Securities
-------
which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth on Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

          10. Termination. This Agreement shall be subject to termination in the
              -----------
absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis or there shall have occurred any change in national or international financial, political or economic conditions, the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

          11. Representations and Indemnities to Survive. The respective
              ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12. Notices. All communications hereunder will be in writing and
              -------
effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816?7912) and confirmed to the General Counsel, Salomon Smith Barney Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Sheila Dayton, Vice President and General Counsel (fax no.: (616) 246-9467) and confirmed to it at 901 44th Street, Grand Rapids, MI 49508, attention of the Legal Department.

          13. Successors. This Agreement will inure to the benefit of and be
              ----------
binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and, except as
expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

               14.  Applicable Law. This Agreement will be governed by and
                    --------------
construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

               15.  Counterparts. This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

               16.  Headings. The section headings used herein are for
                    --------
convenience only and shall not affect the construction hereof.

               17.  Definitions. The terms which follow, when used in this
                    -----------
Agreement, shall have the meanings indicated.

               "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

               "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

               "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

               "Commission" shall mean the Securities and Exchange Commission.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

               "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

               "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

               "NASD" shall mean the National Association of Securities Dealers, Inc.

               "Regulation D" shall mean Regulation D under the Act.

               "Regulation S" shall mean Regulation S under the Act.

               "Rule 144A" shall mean Rule 144A under the Act.

               "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

                                         Very truly yours,

                                         STEELCASE INC.


                                         by

                                               /s/ James P. Keane
                                               ---------------------------------
                                               Name:  James P. Keane
                                               Title: Senior Vice President and
                                                      Chief Financial Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.


Goldman, Sachs & Co.
Salomon Smith Barney Inc.
Banc of America Securities LLC
Banc One Capital Markets, Inc.
BNP Paribas Securities Corp.

By:  Salomon Smith Barney Inc.


by

     /s/ Marc Schneider
     -------------------------
     Name: Marc Schneider
     Title: Director

For themselves and the other several Initial
Purchasers named in Schedule I to
the foregoing Agreement.

                                   SCHEDULE I

                                                        Principal
                                                        Amount of Securities
Initial Purchasers                                      to be Purchased
------------------                                      ---------------

Goldman, Sachs & Co.                                       $    85,000,000
Salomon Smith Barney Inc.                                      135,000,000
Banc of America Securities LLC                                  10,000,000
Banc One Capital Markets, Inc.                                  10,000,000
BNP Paribas Securities Corp.                                    10,000,000

                                                        -------------------
         Total                                             $   250,000,000

                                   SCHEDULE I

                              Applicable Contracts


               1. Credit Agreement (Long Term Multicurrency Revolving Credit Facility) among Steelcase Inc. as a Borrower and Guarantor, the Banks Named therein as Lenders, Citicorp USA, Inc. as Administrative Agent, SG-Chicago Branch as Syndication Agent and BNP Paribas, Bank One, Michigan and Bank of America, N.A. as Co-Documentation Agents dated April 5, 2000.

               2. Credit Agreement (Short Term Multicurrency Revolving Credit Facility) among Steelcase Inc. as a Borrower and Guarantor, the Banks Named therein as Lenders, Citicorp USA, Inc. as Administrative Agent, SG-Chicago Branch as Syndication Agent and BNP Paribas, Bank One, Michigan and Bank of America, N.A. as Co-Documentation Agents dated April 5, 2000.

               3. Dealer Agreement between Steelcase Inc. as Issuer, Goldman Sachs International as Arranger, Goldman, Sachs & Co., as USCP Dealer and BNP Paribas, Citibank International plc and Goldman Sachs International as ECP Dealers, dated June 20, 2001.

               4. Issuing and Paying Agency Agreement (ECP Notes) between Steelcase Inc. as Issuer and Bank One, NA as Issuing Agent and Paying Agent, dated June 20, 2001.

               5. Issuing and Paying Agency Agreement (USCP Notes) between Steelcase Inc. as Issuer and Bank One, NA as Issuing Agent and Paying Agent, dated June 20, 2001.

               6. Participation Agreement (Steelcase Trust No. 2000-1) dated as of May 26, 2000, among Steelcase Inc., First Security Bank, National Association, First Security Trust Company of Nevada, Hatteras Funding Corporation, the Persons Named on Schedule I thereto, the Persons Named on
Schedule II thereto and Bank of America, National Association.

               7. Lease Receivables Transfer Agreement dated October 20, 1999 among Steelcase Financial Services Inc., Corporate Asset Funding Company, Inc., The Financial Institutions from time to time party thereto and Citicorp North America. Omnibus Amendment No. 1 to that certain Lease Receivables Transfer Agreement dated as of October 20, 1999, entered into as of November 15, 2001 by and among Steelcase Inc., as guarantor, Steelcase Financial Services Inc., as transferor and initial servicer, Corporate Asset Funding Company, Inc., as conduit transferee, Citibank, N.A., as committed transferee, and Citicorp North America, Inc., as agent.

               8. Performance Guaranty dated October 20, 1999, by Steelcase Inc. in favor of Corporate Asset Funding Company, Inc., the Financial Institutions from time to time party to the Lease Receivables Transfer Agreement and Citicorp North America, Inc.; Omnibus Amendment No. 1 to that certain Lease Receivables Transfer Agreement dated as of October 20, 1999, entered into as of November 15, 2001 by and among Steelcase Inc., as guarantor, Steelcase Financial Services Inc., as transferor and initial servicer, Corporate Asset Funding Company, Inc., as conduit transferee, Citibank N.A., as committed transferee, and Citicorp North America, Inc., as agent.

               9. Credit Facility between Steelcase Financial Services Ltd. and Royal Bank of Canada dated April 5, 2000.

               10. Guarantee between Steelcase Inc. and Royal Bank of Canada dated April 5, 2000.

               11. Credit Facility between Steelcase Financial Services Ltd. and Royal Bank of Canada dated May 24, 2001.

               12. Guarantee between Steelcase Inc. and Royal Bank of Canada dated May 24, 2001.

               13. Loan Agreement by among Steelcase SAS, Steelcase Inc. and Societe Generale dated April 9, 1999, as amended by the First Amendment dated June 15, 2001.

               14. Agreement and Plan of Merger by and among Steelcase Inc., PV Acquisition Corp. and PolyVision Corporation dated August 24, 2001, as amended by Amendment No. 1.

               15. Shareholder's Agreement by and among Steelcase Inc., PV Acquisition Inc. and The Alpine Group Inc. dated August 24, 2001

                                       2